As filed with the Securities and Exchange Commission on November 13, 2006
Registration Nos. 333-74187 and 333-74187-01

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SAI Deferred Compensation Holdings, Inc.	American International Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)
Delaware	Delaware
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)
13-4045355	13-2592361
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)
70 Pine Street, New York, New York 10270 (212) 770-7000	70 Pine Street, New York, New York 10270 (212) 770-7000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Kathleen E. Shannon
Senior Vice President, Secretary and Deputy General Counsel
American International Group, Inc.
70 Pine Street
New York, New York 10270
(212) 770-7000
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)
Copies to:
Robert W. Reeder, Esq.
Ann Bailen Fisher, Esq.
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
(212) 558-4000

     Approximate Date of Commencement of Proposed Sale to the Public:    From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, please check the following box.    ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐
     The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

$200,000,000
Deferred Compensation Obligations
of
SAI DEFERRED COMPENSATION HOLDINGS, INC.
unconditionally
guaranteed as to payment by
AMERICAN INTERNATIONAL GROUP, INC.
       Under the Amended and Restated Registered Representative’s Deferred Compensation Plan, you may defer receipt of all or a portion of your commissions and other advisory fees. While deferred, these commissions and fees are treated as if they were invested in the valuation funds selected by you. However, you have no direct interest in any of these valuation funds.
      SAI Deferred Compensation Holdings, Inc. (“SAI Holdings”) is obligated to repay your deferred compensation in accordance with the plan, and American International Group, Inc. (“AIG”) has fully and unconditionally guaranteed SAI Holdings’s payment obligation. The obligations of SAI Holdings and AIG under the plan and the guarantee, respectively, are not secured and represent general obligations of SAI Holdings and AIG.
      Neither SAI Holdings nor AIG will receive any proceeds from the issuance of the deferred compensation obligations or the guarantee.
       See “Risk Factors” on page 2 for certain information that you should consider before participating in the plan.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November      , 2006.

      You should rely only on the information contained in this prospectus or any prospectus supplement or information contained in documents which you are referred to by this prospectus or any prospectus supplement. Neither SAI Holdings nor AIG has authorized anyone to provide you with information different from that contained in this prospectus. SAI Holdings and AIG are offering to sell the deferred compensation obligations and the related guarantee only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the deferred compensation obligations.
AIG
      AIG, a Delaware Corporation, is a holding company which, through its subsidiaries, is engaged in a broad range of insurance and insurance-related activities in the United States and abroad. AIG’s principal executive offices are located at 70 Pine Street, New York New York 10270, and its main telephone number is (212) 770-7000. The Internet address for AIG’s corporate website is www.aigcorporate.com. Except for the documents referred to under “Where You Can Find More Information” which are specifically incorporated by reference into this prospectus, information contained on AIG’s website or that can be accessed through its website does not constitute a part of this prospectus. AIG has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.
      SAI Holdings is a wholly-owned subsidiary of AIG. In light of the full and unconditional guarantee of AIG of the deferred compensation obligations, no information concerning SAI Holdings has been provided in this prospectus. SAI Holdings’s principal executive offices are located at 70 Pine Street, New York, New York 10270, telephone 212-770-7000.

RISK FACTORS
      A decision to participate in the Amended and Restated Registered Representatives’ Deferred Compensation Plan (referred to as the plan) involves certain risks. You should carefully consider the following information, as well as the other information included or incorporated by reference in this prospectus, in considering whether to participate in the plan.

(1)	The valuation funds selected by you may go down in value, and you could lose your deferred compensation.
      The value of your deferred compensation is indexed to the performance of the valuation funds selected by you. The valuation funds may go up or down in value, and the value of your deferred compensation will correspondingly increase or decrease. As a result, you may lose your entire investment in the plan.
      Although you may decrease your deferred election to zero, this will not eliminate your market risk with respect to amounts previously deferred. Accordingly, the amount of compensation that you have already deferred will continue to increase or decrease corresponding to your valuation fund selections until your accounts are paid out in full.
      Your accounts may not be paid out for an extended period of time, as described under “Description of Deferred Compensation Obligations — Payment of Earnings.” Other than with respect to interest the plan does not guarantee a minimum rate of return. For a description of interest paid on your deferred earnings, see “Description of Deferred Compensation Obligations — Interest.”

(2)	Neither SAI Holdings nor AIG will recommend any valuation funds; you may choose a fund that is not suitable for you.
      You may index your deferred compensation to a number of valuation funds as described under “Description of Deferred Compensation Obligations — The Deferred Earnings.” Neither AIG nor SAI Holdings makes any recommendation as to which valuation funds you should select or how much deferred compensation you should index to any particular valuation fund. You must do your own analysis of the risks and benefits of selecting a particular valuation fund. You also must determine which valuation funds are a suitable investment for you based on your investment and other objectives. You are encouraged to carefully review the prospectus relating to each valuation fund that you select. You may select a valuation fund that is inappropriate for your investment objectives and you may lose, or not maximize the return on, your deferred compensation.

(3)	You do not own the valuation funds which you have selected; receiving a payout of deferred compensation depends on whether AIG or SAI Holdings has the funds to pay you.
      Your deferred compensation is indexed to the value of the valuation funds selected by you. Your deferred compensation is not invested in the funds by SAI Holdings or AIG on your behalf. Your sole recourse for repayment under the plan is to SAI Holdings, as the issuer of the plan, and AIG as the guarantor. Your ability to receive your deferred compensation depends entirely on whether SAI Holdings or AIG has the funds to pay you on the designated payment date.

(4)	SAI Holdings or AIG could engage in hedging transactions that adversely affect the value of the underlying valuation funds.
      The plan does not require AIG or SAI Holdings to hedge their exposure under the plan by purchasing interests in the valuation funds. However, AIG and SAI Holdings may hedge their exposure under the plan through purchasing or selling interests in the underlying valuation funds, or purchasing or selling derivative or other instruments relating to the funds. You do not have any interest in the profits or losses arising from these hedging activities, and AIG or SAI Holdings may profit from these activities while the value of your deferred compensation may decline. These activities may adversely affect the value of the underlying valuation funds.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
      The following table sets forth the historical ratios of earnings to fixed charges of AIG and its consolidated subsidiaries for the periods indicated. For more information on our consolidated ratios of earnings to fixed charges, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2006, June 30, 2006 and September 30, 2006, all of which are incorporated by reference into this prospectus as described under “Where You Can Find More Information.”

Nine Months
Ended
September 30,		Year Ended December 31,

2006	2005	2005	2004	2003	2002	2001

3.56	3.56	3.01	3.42	3.03	2.55	2.02
      Earnings represent:

•	Income from operations before income taxes, adjustments for minority interest, cumulative effect of accounting changes, less income/loss from equity investees plus

•	Fixed charges other than capitalized interest

•	Amortization of capitalized interest

•	The distributed income of equity investees
      less

•	The minority interest in pre-tax income of subsidiaries that do not have fixed charges.
      Fixed charges include:

•	Interest, whether expensed or capitalized

•	Amortization of debt issuance costs

•	One-third of rental expense. Our management believes this is representative of the interest factor.
      As of the date of this prospectus, we have no preferred stock outstanding.
DESCRIPTION OF DEFERRED COMPENSATION OBLIGATIONS
Purpose of Plan
      In connection with the acquisition of SunAmerica Inc. by AIG, SAI Holdings has assumed SunAmerica’s obligations under the plan. AIG has guaranteed SAI Holdings’s payment obligations.
      The purpose of the plan is to:

•	Attract and retain individuals to become licensed with eligible broker/dealer subsidiaries of AIG to market the financial products offered for sale by those broker/dealer subsidiaries. The eligible broker/dealer subsidiaries are listed in the box below.

•	Assist in the representatives’ long range financial planning by offering an alternative for investing monthly commission and fee payments on a tax-deferred basis.
Participation
      Your enrollment in the plan is voluntary. You will be eligible to participate in the plan on the first day of any month after you have been licensed with any of the broker/dealer subsidiaries listed in the box below or any additional broker/dealer subsidiaries added to the plan by SAI Holdings for three full months. Earlier participation may be permitted by the President of the relevant broker/dealer subsidiary. Once you become eligible to participate, you will remain eligible to participate in the plan until it is amended or, in the case of any particular enrollment period, until the occurrence of a termination event.
      So long as you are eligible to participate in the plan, you may re-enroll in the plan after the occurrence of a termination event with respect to a particular enrollment period. If you re-enroll in the plan, SAI Holdings will establish and maintain a distinct and separate account, comprised of a fund account and an interest account, for you for each enrollment period. Each new account established under the plan will be treated in the same manner as all previously established accounts.
                                           Eligible Broker/Dealer Subsidiaries of AIG

• Advantage Capital Corporation

• Royal Alliance Associates Inc.

• SunAmerica Securities, Inc.

• FSC Securities Corporation

• Spelman & Co., Inc.

• Sentra Securities Corporation
The Deferred Earnings
      Under the plan, for each enrollment period, you will be offered an opportunity to enter into an agreement for the deferral of a percentage of your fees and commissions by your broker/dealer subsidiary. For each enrollment period, you will execute a deferred compensation agreement and an enrollment/change form which will set forth your obligations and SAI Holdings’s obligations under the plan.
      SAI Holdings’ obligations to make payments under the plan will not be secured by any of SAI Holdings’s property or assets. Accordingly, if you participate in the plan you will be one of SAI Holdings’s unsecured creditors. SAI Holdings’s obligation to make payments under the plan will rank equally with all other unsecured and unsubordinated indebtedness of SAI Holdings.
      Holders of secured obligations of SAI Holdings will, however, have claims that are prior to your claims under the plan with respect to the assets securing those other obligations.
      For each enrollment period, you may elect to defer from 1% to 100% of your fees and commissions. You may make changes to the amount of your earnings to be deferred for each enrollment period. The change will not take effect until the beginning of the next calendar year and must remain in effect for one full calendar year.
      For each enrollment period, two deferral accounts will be created for you. The fund account will be for the purpose of determining the value of your deferred earnings with respect to such enrollment period. The interest account will be for the purpose of keeping track of the interest earned on your deferred earnings with respect to such enrollment period. Your deferred earnings with respect to each enrollment period will be credited to your accounts within three business days of the date the earnings otherwise would have been paid.
      Earnings in the fund account with respect to each enrollment period will be indexed to one or more investment options selected by you from a list of available valuation funds. The value of each of your fund accounts will be adjusted to reflect the investment experience of the valuation funds selected by you, and you will receive a statement of your accounts on a semi-annual basis. The fund account with respect to each enrollment period will be adjusted for both positive and negative investment experience. You may change the valuation funds used to measure the value of your fund account with respect to an enrollment period once per business day. Because the value of the fund account and therefore the deferred earnings will vary with the investment experience of the valuation funds selected by you, participation in the plan entails investment risk which will be borne solely by you. Neither AIG nor SAI Holdings makes any representation as to the investment performance of any valuation fund.
      You may choose one or more than one of the following retail mutual funds and investment portfolios as an index for your deferred earnings:

•	The SunAmerica Money Market Fund

•	The SunAmerica U.S. Government Securities Fund

•	The SunAmerica Balanced Assets Fund

•	The SunAmerica New Century Fund

•	The Style Select Series Aggressive Growth Portfolio

•	The Style Select Series Mid-Cap Growth Portfolio

•	The Style Select Series Value Portfolio

•	The Style Select Series International Equity Portfolio

•	The Style Select Series Large-Cap Growth Portfolio

•	The Style Select Series Focused Growth and Income Portfolio

•	The Style Select Series Large-Cap Value Portfolio

•	The Style Select Series Small-Cap Value Portfolio

•	The Style Select Series Focus Portfolio

•	The “Dogs” of Wall Street Fund.

•	The SunAmerica Strategic Investment Series, Inc.®, SunAmerica Biotech/ Health 30 Fund

•	The SunAmerica Growth and Income Fund

•	The SunAmerica Growth Opportunities Fund

•	The SunAmerica Style Select Series®, Focused TechNet Portfolio

•	The SunAmerica Style Select Series®, Focused Value Portfolio

•	The SunAmerica Focused Small Cap Growth Portfolio

•	The SunAmerica Focused Equity Strategy Portfolio

•	The SunAmerica Focused Multi-Asset Strategy Portfolio

•	The SunAmerica Strategic Bond Fund

•	The SunAmerica High Yield Bond Fund

•	The AIG SunAmerica High Watermark Fund 2010

•	The AIG SunAmerica High Watermark Fund 2015

•	The AIG SunAmerica High Watermark Fund 2020

•	The Credit Suisse Commodity Return Strategy Fund

•	The AIM Global Real Estate Fund

•	The Templeton Foreign Fund

      Each valuation fund’s investment objective is stated below:

(1) The SunAmerica Money Market Fund seeks high current income consistent with liquidity and stability by investing primarily in high quality money market instruments selected primarily on the basis of quality and yield.

(2) The SunAmerica U.S. Government Securities Fund seeks high current income by investing primarily in fixed income securities of high credit quality and relatively low duration issued or guaranteed by the U.S. government or any agency or instrumentality of the U.S. government.

(3) The SunAmerica Balanced Assets Fund seeks to conserve principal and generate capital appreciation by investing through active trading in common stocks that demonstrate the potential for capital appreciation issued by companies with market capitalizations of over $1 billion and in high-quality bonds.

(4) The SunAmerica New Century Fund seeks capital appreciation by investing through active trading in common stocks that demonstrate the potential for capital appreciation, issued by companies with market capitalizations of $1 billion or less.

(5) The Style Select Series Aggressive Growth Portfolio seeks long-term growth of capital by investing primarily in equity securities (including, when deemed appropriate, by active trading) selected on the basis of “growth” criteria, issued by large-cap or mid-cap companies. The selection criteria focus on securities considered to have a historical record of above-average growth rate; to have significant growth potential; to have above-average earnings growth or the ability to sustain earnings growth; to offer proven or unusual products or services; or to operate in industries experiencing increasing demand.

(6) The Style Select Series Mid-Cap Growth Portfolio seeks long-term growth of capital by investing primarily in equity securities (including, when deemed appropriate, by active trading) selected on the basis of “growth” criteria, issued by mid-cap companies. The selection criteria focus on securities considered to have a historical record of above-average growth rate; to have a significant growth potential; to have above-average earnings growth or the ability to sustain earnings growth; to offer proven or unusual products or services; or to operate in industries experiencing increasing demand.

(7) The Style Select Series Value Portfolio seeks long-term growth of capital by investing primarily in equity securities (including, when deemed appropriate, by active trading) selected on the basis of “value” criteria, issued by large-cap or mid-cap companies. The selection criteria are usually calculated to identify stocks of companies with solid financial strength that have low price-earnings ratios and may have generally been overlooked by the market.

(8) The Style Select Series International Equity Portfolio seeks long-term growth of capital by investing primarily in equity securities (including, when deemed appropriate, by active trading) and other securities with equity characteristics of non-U.S. issuers located in at least three countries other than the U.S. and selected without regard to market capitalization at the time of purchase.

(9) The Style Select Series Large-Cap Growth Portfolio seeks long-term growth of capital by investing primarily in equity securities (including, when deemed appropriate, by active trading) selected on the basis of “growth” criteria, issued by large-cap companies. The selection criteria focus on securities considered to have a historical record of above-average growth rate; to have significant growth potential; to have above-average earnings growth or the ability to sustain earnings growth; to offer proven or unusual products or services; or to operate in industries experiencing increasing demand.

(10) The Style Select Series Focused Growth and Income Portfolio seeks long-term growth of capital and current income by investing primarily in equity securities (including, when deemed appropriate, by active trading) selected to achieve a blend of growth companies, value companies and companies that the advisers believe have elements of growth and value.

(11) The Style Select Series Large-Cap Value Portfolio seeks long-term growth of capital by investing primarily in equity securities (including, when deemed appropriate, by active trading) selected on the basis of “value” criteria, issued by large-cap companies. The selection criteria are usually calculated to identify stocks of companies with solid financial strength that have low price-earnings ratios and may have generally been overlooked by the market.

(12) The Style Select Series Small-Cap Value Portfolio seeks long-term growth of capital by investing primarily in equity securities (including, when deemed appropriate, by active trading) selected on the basis of “value” criteria, issued by small-cap companies. The selection criteria are usually calculated to identify stocks of companies with solid financial strength that have low price-earnings ratios and may have generally been overlooked by the market.

(13) The Style Select Series Focus Portfolio seeks long-term growth of capital by investing (including, when deemed appropriate, by active trading) in equity securities without regard to market capitalization.

(14) The “Dogs” of Wall Street Fund seeks capital appreciation and current income through a “buy and hold” strategy involving the annual selection of thirty high dividend yielding common stocks from the Dow Jones Industrial Average and the broader market.

(15) The SunAmerica Strategic Investment Series, Inc.®, SunAmerica Biotech/ Health 30 Fund seeks long-term capital growth through active trading of equity securities of companies principally engaged in biotechnology and healthcare, without regard to market capitalization.

(16) The SunAmerica Growth and Income Fund seeks capital appreciation and current income primarily through active trading in common stocks, issued by companies of any size, that pay dividends, demonstrate the potential for capital appreciation and/or are believed to be undervalued in the market.

(17) The SunAmerica Growth Opportunities Fund seeks capital appreciation primarily through active trading in common stocks that demonstrate the potential for capital appreciation, issued generally by mid-cap companies.

(18) The SunAmerica Style Select Series®, Focused TechNet Portfolio seeks long-term growth of capital through active trading of equity securities of companies that demonstrate the potential for long-term growth of capital and that the advisers believe will benefit significantly from technological advances or improvements, without regard to market capitalization.

(19) The SunAmerica Style Select Series®, Focused Value Portfolio seeks long-term growth of capital through active trading of equity securities selected on the basis of value criteria, without regard to market capitalization.

(20) The SunAmerica Focused Small Cap Growth Portfolio seeks long-term growth of capital by investing in the stocks of up to 60 small-cap growth companies

(21) The SunAmerica Focused Equity Strategy Portfolio is a fund of funds comprised of international and domestic small, mid, large-cap growth as well as value.

(22) The SunAmerica Focused Multi-Asset Strategy Portfolio is a fund of funds comprised of fixed income, international and domestic small, mid, large-cap growth as well as value.

(23) The SunAmerica Strategic Bond Fund seeks a high level of total return by investing primarily in a broad range of bonds, including both investment and non-investment grade bonds, U.S. government and agency obligations, mortgage-backed securities, and U.S. and foreign high-risk, high-yield bonds without regard to the maturities.

(24) The SunAmerica High Yield Bond Fund seeks a high level of total return by investing primarily in below investment grade U.S. and foreign bonds without regards to the maturities of such securities.

(25) The AIG SunAmerica High Watermark Fund 2010 is a target maturity fund that guarantees investors who hold shares to maturity their principal plus the highest level of investment gains achieved during the life of the funds adjusted for dividends, distributions and extraordinary expenses.

(26) The AIG SunAmerica High Watermark Fund 2015 is a target maturity fund that guarantees investors who hold shares to maturity their principal plus the highest level of investment gains achieved during the life of the funds adjusted for dividends, distributions and extraordinary expenses.

(27) The AIG SunAmerica High Watermark Fund 2020 is a target maturity fund that guarantees investors who hold shares to maturity their principal plus the highest level of investment gains achieved during the life of the funds adjusted for dividends, distributions and extraordinary expenses.

(28) The Credit Suisse Commodity Return Strategy Fund seeks total return. The fund intends to invest at least 80% of assets in a combination of commodity linked derivative instruments and fixed income securities backing those instruments. It seeks to replicate the performance of the Dow Jones AIG Commodity Index.

(29) The AIM Global Real Estate Fund seeks high total return. The fund seeks to achieve this objective by investing in securities of real estate and real estate related companies both foreign and domestic.

(30) The Templeton Foreign Fund seeks long term capital growth. The fund invests primarily in the equity securities of companies located outside of the United States, including “emerging markets”. It normally invests at least 80% of net assets in foreign securities.
      SAI Holdings reserves the right to terminate the availability of any valuation fund and add additional valuation funds at any time.
      You do not have any right, title or interest in or to any funds in the accounts. All funds in the accounts are funds of SAI Holdings.
      You may not sell, transfer, assign, pledge or encumber your interest in the plan, except by the laws of descent and distribution, but you may assign your interest in the plan to a revocable living trust set up by you. In general, a revocable living trust is a trust created by an individual in the individual’s lifetime to hold some or all of the individual’s assets. The trust may be revoked by the individual at any time. If the trust is not revoked, it controls the disposition of the trust assets at the individual’s death.
      The obligation of SAI Holdings to pay you the value of your accounts is not convertible into any other security of SAI Holdings or AIG. The plan does not contain any restriction on the business of SAI Holdings or AIG. Neither the plan nor the guarantee contains any provision limiting or preventing AIG from entering into a merger, consolidation or other business combination or effecting a restructuring.
Interest
      The amount of your initially deferred earnings will bear interest at 2.75% per annum. SAI Holdings reserves the right to change the interest rate from time to time. Interest will accrue on the initial amount of deferred earnings with respect to each enrollment period and not on the value of your fund account with respect to such enrollment period. Interest will be calculated on the basis of a year of twelve-30 day months.
      The amounts payable under your interest account with respect to each enrollment period may be subtracted from the amounts payable under your fund account with respect to such enrollment period as discussed below under “Payment of Earnings.”
Payment of Earnings
      Your accounts with respect to each enrollment period are not subject to redemption, in whole or in part, prior to the payment date selected by you with respect to such enrollment period, except upon the occurrence of any of the following:

•	Termination of your independent contractor relationship with the broker/ dealer subsidiary for whom you work for any reason

•	Your death

•	Your permanent disability

•	Your ceasing to be registered as a broker with any regulatory authority.
      In any of these termination events, your accounts will be valued for lump sum payment or the first installment payment on the last business day that the U.S. financial markets are open of the calendar month at least thirty days after the occurrence of one of these termination events, except that:

•	If you die, your accounts will be valued on the day the broker-dealer subsidiary for whom you work receives proof of your death

•	If you accept employment or establish a contractual relationship with a competitor of AIG or any broker/dealer subsidiary of AIG, your accounts will be valued on the day the broker-dealer subsidiary for whom you work learns of your new employment or contractual relationship.
      You will receive your initial payment within 60 days of your accounts being valued.
      Your accounts will be valued for installment payments other than the initial payment on the last business day that the U.S. financial markets are open of the year preceding the payment.
      Other than the initial payment, you will receive your installment payments within the first four weeks of each calendar year in which you are due to receive a payment.
      Your accounts with respect to each enrollment period will be paid out in ten annual installments unless you select an optional distribution date for such enrollment period. You may select an optional distribution date for a particular enrollment period either at the time of the commencement of that enrollment period or prior to December 31 of any year. If an optional distribution date is selected other than at the time of the commencement of an enrollment period, the optional distribution date will become effective on the immediately succeeding January 1. No such optional distribution date may be earlier than the first day of the calendar quarter that is at least four years after the commencement of the enrollment period. A previously selected optional distribution date may be changed by completing the required paperwork by December 31 of any year; provided, however, that such change must occur before January 1 of the year before the year in which the current optional distribution date for that enrollment period falls. For example, if a payment date is due in July of 2008, you must elect to change that date by December 31, 2006.
      Your accounts will be paid out in a lump sum if any of the following occurs:

•	Your relationship with the broker/dealer subsidiary is terminated

•	You accept employment or establish a contractual relationship with a competitor of AIG or any broker-dealer subsidiary of AIG

•	You die

•	The value of your accounts is $3500 or less on a termination valuation date after an event giving rise to the right of distribution occurs.
      In each of these events you will be paid within 60 days of your accounts being valued.
      You may designate a beneficiary to receive distributions from your accounts in the event of your death.
      The amount to be paid under the plan on any payment date with respect to a particular enrollment period will equal the sum of:

•	The amount in your fund account with respect to such enrollment period relating to the payment plus

•	The amount in your interest account with respect to such enrollment period, relating to the payment less

•	An amount equal to any appreciation in your fund account with respect to such enrollment period, up to the amount of interest accrued in your interest account with respect to the enrollment period relating to the payment, but no more than the amount of the appreciation.

      The basic effect of this equation is to ensure a minimum rate of return on any initially deferred compensation after January 1, 1999. If your fund account with respect to a particular enrollment period has not appreciated, then AIG or SAI Holdings will supply the funds for your guaranteed return represented by the amount in the interest account with respect to such enrollment period. If your fund account with respect to such enrollment period has appreciated, then you will only receive that appreciation which exceeds the minimum return, in addition to the amount in your interest account with respect to such enrollment period.
Taxes and Withholdings
      Any payment under the plan will be subject to withholding of all applicable taxes. If SAI Holdings or AIG should become obligated to make a tax payment with respect to your account, SAI Holdings and AIG will have the right to pay on your behalf.
      SAI Holdings and AIG will have the right to deduct any obligation of yours owing to them or any broker/ dealer subsidiary from amounts owing to you under the plan.
Amendment and Termination
      SAI Holdings may amend or terminate the plan at any time, with or without notice. However, no amendment or termination may reduce the amounts credited to your accounts. Upon termination of the plan, your accounts will be paid out in a manner specified by the management committee administering the plan.
Administration
      A management committee will be created to administer the plan. The committee will be comprised of any five officers of AIG or any subsidiary of AIG as selected by any of the following:

•	The Chairman of AIG

•	The President of AIG

•	Any Vice Chairman of AIG.
      The committee will interpret and administer the plan and the agreements. The committee’s interpretations and constructions of the plan and the agreements will be binding and conclusive on you, SAI Holdings and AIG.
DESCRIPTION OF GUARANTEE
      The deferred compensation obligations of SAI Holdings will be guaranteed by AIG. If SAI Holdings does not pay your deferred compensation, AIG is obligated to pay your deferred compensation. AIG’s guarantee is full and unconditional which means that there are no circumstances under which SAI Holdings would be required, but AIG would not be required, to pay you and there are no conditions to AIG’s payment obligation beyond SAI Holdings’s failure to pay.
      AIG’s obligations to make payments under the guarantee will not be secured by any of AIG’s property or assets. Accordingly, you will be one of AIG’s unsecured creditors. AIG’s obligations under the guarantee will rank equally with all other unsecured and unsubordinated indebtedness of AIG.
      Holders of secured obligations of AIG will, however, have claims that are prior to your claims under the guarantee with respect to the assets securing those other obligations.
      You may enforce AIG’s obligation directly against AIG, and AIG waives any right or remedy to require that any action be brought against SAI Holdings or any other person or entity before proceeding against AIG. AIG’s obligation will not be discharged except by payment of the guarantee in full.
      Under the guarantee, upon AIG’s payment of all of the deferred compensation obligations owing to you, AIG shall be substituted in your place as a creditor of SAI Holdings. The guarantee provides that you will agree to take steps to meet reasonable requests by AIG to implement its rights as a creditor.

      The guarantee does not include any covenant or restriction on the business of AIG. In particular, the guarantee does not contain any provision that limits or prevents AIG from entering into a merger, consolidation or other business combination or to effect a restructuring.
CERTAIN FEDERAL INCOME TAX CONSEQUENCES
      This section describes the material federal income tax consequences of participating in the plan and is the opinion of Sullivan & Cromwell LLP, counsel to SAI Holdings. This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. You may also be subject to foreign, state, local and other taxes, the consequences of which are not discussed here, in the jurisdiction in which you work and/or reside. Please consult your own tax advisor concerning the federal, state, local and other tax consequences of participating in the plan in light of your particular circumstances.
      You should not be subject to federal income tax at the time you defer earnings under the plan, and you should not be subject to tax on any amounts credited to your plan accounts until those amounts are distributed or otherwise made available to you. You should realize taxable compensation income in an amount equal to any amount distributed to you, including any appreciation in your fund account, and you should be subject to self-employment taxes on the amounts distributed to you. The payout schedule elected by you may affect the aggregate amount of taxes (including self-employment taxes) payable on the distributed amounts. You should consult with our own tax advisor as to the effect of selecting a particular payout schedule. See “Description of Deferred Compensation Obligations — Payment of Earnings.” SAI Holdings generally should be entitled to a tax deduction for any amounts distributed under the plan at the time of distribution.
      You should be aware that your deferrals under the plan may be subject to new Section 409A of the Internal Revenue Code, which generally governs the taxation of non-qualified deferred compensation. Failure to comply with Section 409A could subject you to additional tax and interest. Final regulations have not yet been promulgated under new Section 409A. Pending the issuance of final regulations or other applicable guidance, SAI Holdings has relied (in 2005 and 2006) upon a reasonable and good faith interpretation that Section 409A does not apply to the plan under the standards set forth in Internal Revenue Service Notice 2005-1, Q&A-8 (2005-2 I.R.B. 274) with respect to independent contractors. However, if it is ultimately determined that the plan is subject to Section 409A of the Internal Revenue Code, certain provisions of the plan will need to be amended and may need to be modified in practice in advance of such amendments.
PLAN OF DISTRIBUTION
      The deferred compensation obligations and related guarantee will be offered by each broker/dealer subsidiary of AIG listed under “Description of Deferred Compensation Obligations — Participation” to its eligible employees. No agents, underwriters or dealers will be used in connection with such offering.
VALIDITY OF THE SECURITIES
      The validity of the deferred compensation obligations will be passed upon for SAI Holdings by Sullivan & Cromwell LLP, Los Angeles, California. Partners of Sullivan & Cromwell LLP involved in the representation of AIG beneficially own approximately 11,360 shares of AIG common stock. The validity of the guarantee will be passed upon by Kathleen E. Shannon, Esq., Senior Vice President, Secretary and Deputy General Counsel of AIG. Ms. Shannon is regularly employed by AIG, participates in various AIG employee benefit plans under which she may receive shares of AIG common stock and currently beneficially owns less than 1% of the outstanding shares of AIG common stock.

EXPERTS
      The consolidated financial statements, the financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K and the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2005 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
      AIG is required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (SEC). These reports, proxy statements and other information can be inspected and copied at:

SEC Public Reference Room 100 F Street, N.E., Room 1580 Washington, D.C. 20549
      Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. AIG’s filings are also available to the public through:

•	The SEC web site at http://www.sec.gov

•	The New York Stock Exchange, 20 Broad Street, New York, New York 10005
      AIG’s common stock is listed on the NYSE and trades under the symbol “AIG”.
      AIG has filed with the SEC a registration statement on Form S-3 relating to the securities. This prospectus is part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C. as well as through the SEC’s internet site noted above.
      The SEC allows AIG to “incorporate by reference” the information AIG files with the SEC, which means that AIG can disclose important information to you by referring to those documents, and later information that AIG files with the SEC will automatically update and supersede that information as well as the information included in this prospectus. AIG incorporates by reference the documents below, any filings that we make after the date of the initial filing of this post-effective amendment and prior to the effectiveness of this post-effective amendment and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until all the securities are sold. This prospectus is part of a registration statement AIG filed with the SEC.

(1) Annual Report on Form 10-K/A for the fiscal year ended December 31, 2005.

(2) Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

(3) Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2006, March 31, 2006 and September 30, 2006.

(4) Quarterly Reports on Form 10-Q/A for the quarterly periods ended June 30, 2005 and March 31, 2005.

(5) Current Reports on Form 8-K, filed on November 13, 2006, October 18, 2006, September 20, 2006, August 10, 2006, July 21, 2006, May 22, 2006, May 11, 2006, and March 16, 2006.

(6) Current Report on Form 8-K/A, filed on June 19, 2006.

(7) Proxy Statement, dated April 5, 2006.
      AIG will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from AIG’s Director of Investor Relations, 70 Pine Street, New York, New York 10270, telephone 212-770-6293, or you may obtain them from AIG’s corporate website at www.aigcorporate.com. Except for the documents specifically incorporated by reference into this prospectus, information contained on AIG’s website or that can be accessed through its website does not constitute a part of this prospectus. AIG has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.
CAUTIONARY STATEMENT REGARDING PROJECTIONS AND OTHER INFORMATION ABOUT FUTURE EVENTS
      This prospectus and the documents incorporated herein by reference, as well as other publicly available documents, may include, and AIG’s officers and representatives may from time to time make, projections concerning financial information and statements concerning future economic performance and events, plans and objectives relating to management, operations, products and services, and assumptions underlying these projections and statements. These projections and statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. These projections and statements may address, among other things, the status and potential future outcome of the current regulatory and civil proceedings against AIG and their potential effect on AIG’s businesses, financial position, results of operations, cash flows and liquidity, the effect of the credit rating downgrades on AIG’s businesses and competitive position, the unwinding and resolving of various relationships between AIG and C.V. Starr & Co., Inc. and Starr International Company, Inc. and AIG’s strategy for growth, product development, market position, financial results and reserves. It is possible that AIG’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these projections and statements. Factors that could cause AIG’s actual results to differ, possibly materially, from those in the specific projections and statements are discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operations in Item 7, Part II, of AIG’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2005 and Risk Factors in Item 1A., Part I of AIG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and in AIG’s Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2006, June 30, 2006, and March 31, 2006. AIG is not under any obligation (and expressly disclaims any such obligations) to update or alter any projection or other statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
      The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$55,600
Photocopying and printing	$15,000
Legal fees and expenses	$100,000
Accounting fees and expenses	$5,000
Miscellaneous	$24,400

Total	$200,000

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS
      The restated certificate of incorporation of AIG provides that AIG shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director, officer or employee of AIG or serves or served any other enterprise at the request of AIG. Section 6.4 of AIG’s By-laws contains a similar provision.
      The restated certificate of incorporation also provides that a director will not be personally liable to AIG or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such an exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law.
      Section 145 of the Delaware General Corporation Law permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of AIG or SAI Holdings in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he is or was a director, officer or employee of AIG or SAI Holdings. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.
      SAI’s Holdings Certificate of Incorporation provides that SAI Holdings will indemnify all persons that it may indemnify under Section 145 of the GCL to the maximum extent permitted by Section 145. The By-laws of SAI Holdings contain provisions that implement the provisions of the Certificate of Incorporation.
      In addition, AIG and its subsidiaries, including SAI Holdings, maintain a directors’ and officers’ liability insurance policy.

ITEM 16.	LIST OF EXHIBITS

Exhibit

4.1	Amended & Restated Registered Representatives’ Deferred Compensation Plan
4.2	Form of Deferred Compensation Agreement
4.3	Form of Guarantee of American International Group, Inc.
5.1	Opinion of Sullivan & Cromwell LLP, Los Angeles, California
5.2	Opinion of Kathleen E. Shannon, Esq.
8.1	Tax Opinion of Sullivan & Cromwell LLP, New York, New York
12.1	Statement re: Computation of ratio of earnings to fixed charges (Incorporated by reference to Exhibit 12 to AIG’s Annual Report on Form 10-K for the year ended December 31, 2005 and Exhibit 12 to AIG’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (File No. 1-8787))
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Sullivan & Cromwell LLP, Los Angeles, California (included in Exhibit 5.1)
23.3	Consent of Kathleen E. Shannon, Esq. (included in Exhibit 5.2)
24.1	Powers of Attorney for SAI Holdings and AIG (included on signature pages)

ITEM 17.	UNDERTAKINGS
      Each undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any fact or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (l)(i), (l)(ii) and (l)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to

Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at the date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on this 13th day of November, 2006.

SAI DEFERRED COMPENSATION
HOLDINGS, INC.

By:	/s/ David L. Herzog

David L. Herzog
President
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L. Herzog and Axel I. Freudmann his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-3, including pre-effective and post-effective amendments, as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.
      This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which, when taken together shall constitute one instrument.
      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ David L. Herzog David L. Herzog	President and Director (Principal Executive, Financial and Accounting Officer)	October 31, 2006

/s/ Axel I. Freudmann Axel I. Freudmann	Director	October 31, 2006

/s/ Win J. Neuger Win J. Neuger	Director	October 31, 2006

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on this 13th day of November, 2006.

AMERICAN INTERNATIONAL GROUP, INC.

By:	/s/ Steven J. Bensinger

Name: Steven J. Bensinger

Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin J. Sullivan and Steven J. Bensinger, and each of them severally, his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3, and to file the same, with the exhibits thereto, and other documents in connection herewith, including any related registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 19th day of July, 2006.

Signature	Title(s)

/s/ Martin J. Sullivan (Martin J. Sullivan)	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Steven J. Bensinger (Steven J. Bensinger)	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ David L. Herzog (David L. Herzog)	Senior Vice President and Comptroller (Principal Accounting Officer)

/s/ Pei-yuan Chia (Pei-yuan Chia)	Director

/s/ Marshall A. Cohen (Marshall A. Cohen)	Director

/s/ Martin S. Feldstein (Martin S. Feldstein)	Director

Signature	Title(s)

/s/ Ellen V. Futter (Ellen V. Futter)	Director

/s/ Stephen L. Hammerman (Stephen L. Hammerman)	Director

/s/ Richard C. Holbrooke (Richard C. Holbrooke)	Director

/s/ Fred H. Langhammer (Fred H. Langhammer)	Director

/s/ George L. Miles, Jr. (George L. Miles, Jr.)	Director

/s/ Morris W. Offit (Morris W. Offit)	Director

/s/ James F. Orr III (James F. Orr III)	Director

(Virginia M. Rometty)	Director

/s/ Michael H. Sutton (Michael H. Sutton)	Director

/s/ Edmund S.W. Tse (Edmund S.W. Tse)	Director

/s/ Robert B. Willumstad (Robert B. Willumstad)	Director

/s/ Frank G. Zarb (Frank G. Zarb)	Director

EXHIBIT INDEX

Exhibit

4.1	Amended and Restated Registered Representatives’ Deferred Compensation Plan
4.2	Form of Deferred Compensation Agreement
4.3	Form of Guarantee of American International Group, Inc.
5.1	Opinion of Sullivan & Cromwell LLP, Los Angeles, California
5.2	Opinion of Kathleen E. Shannon, Esq.
8.1	Tax Opinion of Sullivan & Cromwell LLP, New York, New York
12.1	Statement re: Computation of ratio of earnings to fixed charges (Incorporated by reference to Exhibit 12 to AIG’s Annual Report on Form 10-K for the year ended December 31, 2005 and Exhibit 12 to AIG’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (File No. 1-8787))
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Sullivan & Cromwell LLP, Los Angeles, California (included in Exhibit 5.1)
23.3	Consent of Kathleen E. Shannon, Esq. (included in Exhibit 5.2)
24.1	Powers of Attorney for SAI Holdings and AIG (included on signature pages)